UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2011

PENGRAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52626	68-0643436
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1200 Dupont Street, Suite 2J
Bellingham, WA	98225
(Address of principal executive	(Zip Code)
offices)

Registrant's telephone number, including area code (360) 255-3436

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective April 21, 2011, Mr. Howard Metzler was appointed as a Director of Pengram Corporation (the “Company”). Mr. Metzler obtained his B.Sc. Geology from Boise State University in 1976 and has been registered with the Idaho State Board of Registration for Professional Geologists since 1981. Mr. Metzler has over 30 years experience in exploration geology primarily on high grade vein and disseminated gold-silver deposits in Northern Nevada. For the past 20 years, he has been self-employed as a consulting geologist.

The Company does not have a compensation agreement with Mr. Metzler. He will be entitled to participate in options when granted by the directors under the Company's stock incentive plan.

Mr. Bryan H. Wilson has resigned as a Director of the Company in order to create room for the appointment of Mr. Metzler. There were no disagreements between the Company and Mr. Wilson regarding any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENGRAM CORPORATION

Date: April 21, 2011

	By:	/s/ Richard W. Donaldson
RICHARD W. DONALDSON
President and Chief Executive Officer